Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedules of TrueBlue, Inc. and the effectiveness of TrueBlue, Inc.'s internal control over financial reporting dated February 21, 2013, appearing in the Annual Report on Form 10-K of TrueBlue, Inc. for the year ended December 28, 2012.

/s/ Deloitte & Touche LLP

Seattle, Washington
July 29, 2013